Exhibit 32.1
                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                      AND PRINCIPAL FINANCIAL OFFICER
                     PURSUANT TO 18 U.S.C. SECTION 1350
                           AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              LIONS CAPITAL HOLDINGS, INC.


August 18, 2006               By:  /s/ Timothy T. Page
                              -----------------------------------------
                              Timothy T. Page
                              Chairman of the Board